                                                                     Exhibit 3.6




               STOCK RESTRICTION AND REGISTRATION RIGHTS AGREEMENT


         THIS STOCK RESTRICTION AND REGISTRATION RIGHTS AGREEMENT (the "Agreement") is dated May 31, 1999, by and between AMERIGROUP Corporation, a Delaware corporation (the "Company"), and Prudential Health Care Plan, Inc., a Texas corporation ("Prudential"). (The Company and Prudential are sometimes hereinafter referred to collectively as the "Parties" and each individually as a "Party".)

                                    RECITALS

         A. Prudential and the Company are parties to an Asset Purchase Agreement dated December 23, 1998, as amended (the "MD Purchase Agreement"), and an Asset Purchase Agreement dated February 11, 1999, as amended (the "DC Purchase Agreement" and, together with the MD Purchase Agreement, the Purchase Agreements) pursuant to which the Company's wholly-owned subsidiary, AMERIGROUP Maryland, Inc., a Managed Care Organization ("AMERIGROUP Sub") is purchasing from Prudential, contemporaneously with the execution and delivery of this Agreement, Prudential's Maryland Medicaid Business (as defined in the MD Purchase Agreement) and Prudential's District of Columbia Medicaid Business (as defined in the DC Purchase Agreement).

         B. In consideration for the purchase and sale, AMERIGROUP Sub is delivering to Prudential, subject to adjustment, certain shares of stock in the Company defined as the "Purchase Shares" in the MD Purchase Agreement.

         C. It is an express condition to each Party's obligation to consummate the transactions contemplated by the Purchase Agreement that the Parties enter into this Agreement to delineate certain rights, privileges, restrictions and limitations with respect to the Purchase Shares and the Adjustment Shares (as each is defined in the MD Purchase Agreement) issuable to Prudential under the MD Purchase Agreement and any other shares of the Company's capital stock issuable to Prudential under the DC Purchase Agreement (collectively, the "Shares").

         NOW, THEREFORE, in consideration of the premises, and the mutual promises set forth in this Agreement and in the MD Purchase Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.       GENERAL

         1.1 ADDITIONAL DEFINITIONS. As used in this Agreement the following terms shall have the following respective meanings:

         "AFFILIATE" means any entity that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, Prudential.

         "COMPETING BUSINESS" means a business that at the time of the transfer or disposition has members in Medicaid health plans that compete with any of the managed Medicaid health plans then operated or managed by the Company or its subsidiaries, provided, the members in the competing plans of such transferee constitute not less than thirty percent (30%) of the aggregate number of members in all of the transferee's managed health care plans.

         "INITIAL PUBLIC OFFERING" means the effective date of an S-1 registration statement (or any comparable successor form) with respect to the firm underwriting of a public offering of equity securities of the Company registered under Securities Act resulting in at least $30,000,000 in net proceeds to the Company.

         "PERMITTED TRANSFEREE" means any Affiliate of Prudential or any other person that (i) at the time of the transfer does not own, operate, manage or control a Competing Business and (ii) assumes all of Prudential's obligations under the Purchase Agreements. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person (including corporations, partnerships and similar entities), whether through ownership of voting securities, or otherwise.

         "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

         "REGISTRABLE SECURITIES" means (i) Common Stock of the Company issued or issuable upon conversion, exchange or exercise, as applicable, of the Shares; and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued
as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities (i) sold by a person to the public either pursuant to a registration statement or Rule 144, or (ii) sold in a private transaction in which the transferor's rights under Article 0 of this Agreement are not assigned.

         "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Section 0 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel to all holders of registration rights participating in the applicable offering (provided that such expenses do not exceed $30,000 without the consent of the Company), blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

         "SECOND RESTATED INVESTOR RIGHTS AGREEMENT" means that certain Second Restated Investor Rights Agreement dated July 28, 1998 among the Company and certain of its shareholders, as may be amended from time to time.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer taxes, if any, applicable to the sale.

         "SEC" or "COMMISSION" means the Securities and Exchange Commission.

         "SUPERIOR REGISTRABLE SECURITIES" means the "Registrable Securities" as defined in the Second Restated Investors Rights Agreement.

2.       REGISTRATION; RESTRICTIONS ON TRANSFER; RIGHT OF FIRST OFFER

         2.1      RESTRICTIONS ON TRANSFER.

                  2.1.1 Until the later of (1) the termination of that certain Escrow Agreement of even date herewith among the Company, AMERIGROUP Maryland, Inc., Prudential, The Prudential Insurance Company of America, and Crestar Bank, and (2) the consummation of the Company's Initial Public Offering, Prudential agrees not to make any disposition of all or any portion of its Shares or Registrable Securities unless (a) such disposition is a disposition of all, but not less than all, of such Shares or Registrable Securities to a Permitted Transferee (which includes The Prudential Insurance Company of America) that has agreed in writing for the benefit of the Company to be bound by this Agreement (and references herein to "Prudential" shall be interpreted in the alternative to mean such transferee), and (b) in the case of transfers to Permitted Transferees that are not Affiliates, Prudential shall have complied with Section
2.1.5 below. After the later of (1) and (2) in the preceding sentence, Prudential may dispose of all or any part of its Shares or Registrable Securities to any person. Prudential acknowledges that at all times, notwithstanding anything to the contrary set forth herein, it shall not make a disposition of all or any portion of its Shares or Registrable Securities unless:

                           (i) There is then in effect a registration statement
under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                           (ii) (A) Prudential shall have notified the Company
of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (B) obtained the advice of its counsel that such disposition will not require registration of such shares under the Securities Act.

                  2.1.2 Each certificate representing Shares or Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

                           THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE

                           OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT.

                  In addition, until the consummation of the Company's Initial Public Offering, each certificate representing Shares or Registrable Securities be stamped or otherwise imprinted with the following legend:

                           THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS OF A STOCK RESTRICTION AND REGISTRATION RIGHTS AGREEMENT DATED MAY ___, 1999 BETWEEN THE REGISTERED HOLDER AND THE COMPANY AND MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN STRICT COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT.

                  2.1.3 After the Company's Initial Public Offering, the Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

                  2.1.4 After the Company's Initial Public Offering, any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

                  2.1.5 In the event Prudential determines to make a disposition of all or any part of its Shares or Registrable Securities to a Permitted Transferee that is not an Affiliate, Prudential will prior to making any offers of sale give notice in writing of such intent to the Company (the "First Offer Notice") together with a list of any potential purchasers, if any, and a written offer containing the price and terms upon which Prudential will sell its Shares or Registrable Securities, as applicable, to the Company. The Company shall have the right (which right the Company may assign), exercisable within thirty (30) days from receipt of the First Offer Notice, to accept Prudential's terms in which case the transaction shall be closed on the terms set forth in the First Offer Notice within thirty (30) days, subject to applicable regulatory requirements, of acceptance. In the event the Company does not accept Prudential's offer, Prudential may sell the subject Shares or Registrable Securities for a period of six (6) months after such rejection, provided the sale is (a) consummated on terms no less advantageous to Prudential than those contained in the First Offer Notice and (b) to a Permitted Transferee. In the event Prudential does not sell its Shares or Registrable Securities prior to the expiration of the six-month period, the foregoing procedure shall be repeated prior to any disposition by Prudential to a Permitted Transferee that is not an Affiliate.

         2.2 PIGGYBACK REGISTRATIONS. The Company shall notify Prudential in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to registration statements relating to secondary offerings of the Securities of the Company, but excluding registration statements relating to employee benefit plans, business acquisitions, and corporate reorganizations) and will afford Prudential an opportunity to include in such registration statement all or part of such Registrable Securities held by Prudential. If desiring to include in any such registration statement all or any part of its Registrable Securities, Prudential shall, within ten (10) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by Prudential. If Prudential decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, Prudential shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                  2.2.1 UNDERWRITING. If the registration statement under which the Company gives notice under this Section 0 is for an underwritten offering, the Company shall so advise Prudential. In such event, Prudential's right to be included in a registration pursuant to this Section 0 shall be conditioned upon Prudential's participation in such underwriting and the inclusion of Prudential's Registrable Securities in the underwriting to the extent provided herein. If proposing to distribute its Registrable Securities through such underwriting, Prudential shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors make advisable a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the holders of any registrable securities entitled to registration rights pursuant to the Second Restated Investor Rights Agreement; and third, to Prudential and any shareholder of the Company holding similar registration rights on a pro rata basis; and fourth, to any other shareholder of the Company on a pro rata basis. No such reduction shall reduce the securities being offered by the Company for its own account to be included in the registration and underwriting.

                  2.2.2 RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 0 prior to the effectiveness of such registration whether or not Prudential has elected to include securities in such registration.

         2.3 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to
Section 0 shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered.

         2.4 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities, the Company shall use its best efforts, as expeditiously as reasonably possible, to:

                  2.4.1 Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the holders of a majority of the Superior Registrable Securities registered thereunder (or in the event no holder of Superior Registrable Securities participates in such registration, at Prudential's request if at least 1,000,000 of its Registrable Securities are being included in the registration), keep such registration statement effective for up to one hundred eighty (180) days or, if earlier, until the holder or holders of such Superior Registrable Securities have completed the distribution related thereto.

                  2.4.2 Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                  2.4.3 Furnish to Prudential such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                  2.4.4 Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the holders of the Superior Registrable Securities (or in the event no holder of Superior Registrable Securities participates in such registration, at Prudential's request if at least 1,000,000 of its Registrable Securities are being included in the registration) provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  2.4.5 In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. If participating in such underwriting, Prudential shall also enter into and perform its obligations under such an agreement.

                  2.4.6 Notify Prudential at any time when a prospectus relating to the registration of the Registrable Securities is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  2.4.7 Furnish, at the request of a majority of the holders of the Superior Registrable Securities participating in the registration (or in the event no holder of Superior

Registrable Securities participates in such registration, at Prudential's request if at least 1,000,000 of its Registrable Securities are being included in the registration), on the date that the registrable securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the holders of the Superior Registrable Securities requesting registration (or in the event no holder of Superior Registrable Securities participates in such registration, reasonably satisfactory to Prudential if at least 1,000,000 of its Registrable Securities are being included in the registration), addressed to the underwriters, if any, and to the holders of the Superior Registrable Securities and Prudential requesting registration of the registrable securities and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the holders of the Superior Registrable Securities requesting registration (or in the event no holder of Superior Registrable Securities participates in such registration, reasonably satisfactory to Prudential if at least 1,000,000 of its Registrable Securities are being included in the registration), addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the holders (including Prudential) requesting registration of registrable securities.

         2.5 TERMINATION OF REGISTRATION RIGHTS. All registration rights granted under this Article 0 shall terminate and be of no further force and effect five
(5) years after the closing of the Company's Initial Public Offering.

         2.6 DELAY OF REGISTRATION; FURNISHING INFORMATION.

                  2.6.1 Prudential shall not have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Article 0.

                  2.6.2 It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 0 that Prudential shall furnish to the Company such information regarding itself, the Registrable Securities it holds, and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Securities.

         2.7 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Sections 0:

                  2.7.1 To the extent permitted by law, the Company will indemnify and hold harmless Prudential, each of its directors, each of its officers, any underwriter (as defined in the Securities Act) for Prudential and each person, if any, who controls Prudential or such underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse Prudential, its partners, officers or directors, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 0 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished for use in connection with such registration by Prudential or its partners, officers, directors, underwriter or controlling person.

                  2.7.2 To the extent permitted by law, Prudential will indemnify and hold harmless the Company, each of its directors, each of its officers, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other shareholder selling securities under such registration statement or any of such other shareholder's partners, directors or officers or any person who controls such shareholder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other shareholder, or partner, director, officer or controlling person of such other shareholder may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by Prudential under an instrument duly executed by Prudential for use in connection with such registration; and Prudential will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other shareholder, or partner, officer, director or controlling person of such other shareholder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 0 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Prudential (which consent shall not be unreasonably withheld or delayed); provided further, that in no event shall any indemnity under this Section 0 exceed the gross proceeds from the offering received by Prudential.

                  2.7.3 Promptly after receipt by an indemnified party under this Section 0 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 0, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 0, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 0.

                  2.7.4 If the indemnification provided for in this Section 0 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by Prudential hereunder exceed the proceeds from the offering received by Prudential.

                  2.7.5 The foregoing indemnity agreements of the Company and Prudential are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

                  2.7.6 The obligations of the Company and Holders under this
Section 0 shall survive the completion of any offering of Registrable Securities pursuant to a registration statement or otherwise.

         2.8 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Article 0 may be assigned by Prudential (a) before an Initial Public Offering, to a Permitted Transferee, or
(b) after an Initial Public Offering, to any person that acquires at least 1,000,000 (as adjusted for splits, combinations, etc.) of Prudential's Shares; provided, in each case the assignee agrees in writing to be subject to all restrictions set forth in this Agreement and the Company is notified of the name and address of the assignee (references to "Prudential" herein shall be interpreted in the alternative to include such permitted assignees).

         2.9 "MARKET STAND-OFF" AGREEMENT. If requested by the Company or a representative of the underwriters of Common Stock (or other securities) of the Company, Prudential shall not, except to the extent otherwise required by the applicable insurance laws of the State of New Jersey, sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by Prudential (other than those included in the registration) for a period specified by the representative of the underwriters, not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act (the "Effective Date"), provided that such agreement shall apply only to the Company's Initial Offering (as defined in the Second Restated Investors Rights Agreement, as amended). The obligations described in this Section 2.9 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

         2.10 RULE 144 REPORTING. With a view to making available to Prudential the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

                  2.10.1 Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the Initial Public Offering;

                  2.10.2 File with the SEC, in a timely manner, all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act");

                  2.10.3 So long as Prudential owns a Registrable Securities, furnish to Prudential forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as Prudential may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

3.       COVENANTS OF THE COMPANY

         3.1      BASIC FINANCIAL INFORMATION AND REPORTING.

                  3.1.1 Each year, the Company will furnish Prudential a consolidated balance sheet of the Company, as at the end of the preceding fiscal year, and a consolidated statement of income and a consolidated statement of cash flows of the Company, for such preceding year, all prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Company's Board of Directors.

                  3.1.2 Each month, the Company will furnish Prudential an unaudited consolidated balance sheet of the Company as of the end of the preceding month, and an unaudited consolidated statement of income and an unaudited consolidated statement of cash flows of the Company for such preceding month.

                  3.1.3 The statements required referenced in this Section 0 shall be transmitted to Prudential contemporaneously with their transmission to any of the Company's other shareholders who are entitled to receive such statements. The foregoing notwithstanding, if the Company's Board of Directors determines in good faith (or, in the case of a Restricted Transferee, defined below, determines in its sole and absolute discretion) that the Company is in competition with Prudential (or the Restricted Transferee, as applicable) and that the dissemination of information to Prudential (or the Restricted Transferee) pursuant to this Section 0 could be detrimental to the Company, the Company shall not be obligated to deliver such information to Prudential (or the Restricted Transferee, as applicable). Prudential acknowledges that the unaudited statements may not be prepared in accordance with generally accepted accounting principles, GAAP, or contain all footnotes required by GAAP.

                  3.1.4 The rights of Prudential under this Section 0 may be assigned to a Permitted Transferee.

         3.2      CONFIDENTIALITY OF RECORDS.

                  3.2.1 Prudential agrees not to use Confidential Information (as hereinafter defined) of the Company for any purpose except to evaluate and monitor its equity investment in the Company. Except as permitted under subsection 0 below, Prudential shall undertake to treat such Confidential Information in a manner consistent with the treatment of its own information of such proprietary nature and agrees that it shall protect the confidentiality of the Confidential Information in the same manner which it protects its own confidential information. Each transferee of Prudential who received Confidential Information shall agree to be bound by such provisions. For purposes of this Section, "Confidential Information": means any information, technical data, or know-how, including, but not limited to, the Company's research, products, software, services, development, inventions, processes, designs, drawings, engineering, marketing, or finances, disclosed by the Company to Prudential in writing or disclosed orally with a prompt written confirmation that such information is Confidential Information.

                  3.2.2 Confidential Information does not include information, technical data or know-how which (i) is in Prudential's possession at the time of disclosure as shown by Prudential's files and records immediately prior to the time of disclosure; (ii) before or after it has been disclosed to Prudential, it is part of the public knowledge or literature, not as a result of any action or inaction of Prudential; (iii) is disclosed to Prudential on a non-confidential basis by a third party having a legal right to make such disclosure; or (iv) is approved for release by written authorization of the Company. The provisions of this Section shall not apply (i) to the extent that Prudential is required to disclose Confidential Information pursuant to any law, statute, rule or regulation or any order of any court or jurisdiction process or (with written notice to the Company) pursuant to any direction, request or requirement (whether or not having the force of law but if not having the force of law being of a type with which institutional investors in the relevant jurisdiction are accustomed to comply) of any self-regulating organization or any governmental, fiscal, monetary or other authority; (ii) to the disclosure of Confidential Information to Prudential's employees, counsel, accountants or other professional advisors to the extent necessary for the performance of their duties; (iv) to the extent that Prudential needs to disclose Confidential Information for the protection of any of Prudential's rights or interest against the Company, whether under this Agreement or otherwise; or (v) to the disclosure of Confidential Information to a Permitted Transferee.

         3.3 TERMINATION OF COVENANTS. All covenants of the Company contained in
Article 0 of this Agreement (except for those set forth in Section 0) shall expire and terminate upon the earlier of (i) the Company's Initial Public Offering or (ii) the date the Company first becomes subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

4.       LIMITATIONS ON RIGHTS HELD BY CERTAIN PERMITTED TRANSFEREES.

         Notwithstanding anything to the contrary set forth herein, in the event Prudential transfers its Shares or Registrable Securities to a Permitted Transferee that, but for the member threshold set forth in the definition of a Competing Business, would have a Competing Business (such Permitted Transferee, a "Restricted Transferee"), Prudential agrees (and, upon accepting the transfer of the Shares or Registrable Securities, the Restricted Transferee shall be deemed to agree) that immediately prior to effecting the transfer, Prudential shall enter into a voting agreement in favor of the Company, containing an irrevocable proxy coupled with an interest, which agreement shall provide that if, prior to the Initial Public Offering, the holder of the Shares or Registrable Securities acquires any additional voting securities from a shareholder other than Prudential (the "After-Acquired Securities"), the Company shall have the holder's proxy to vote, in its discretion, the Shares or Registrable Securities which equal, on a voting power basis, the After-Acquired Shares.

5.       MISCELLANEOUS.

         5.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

         5.2 SURVIVAL. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

         5.3 SUCCESSORS AND ASSIGNS; INTERPRETATION. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto and shall inure to the benefit of and be enforceable by each Permitted Transferee and such transferee shall be deemed "Prudential" for purposes of interpreting this Agreement except, in the case of a Restricted Transferee, where the context requires interpreting the terms hereof with respect to a Restricted Transferee.

         5.4 SEPARABILITY. In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         5.5 AMENDMENT AND WAIVER. Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and Prudential.

         5.6 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to Prudential, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on Prudential's part of any breach, default or noncompliance under the Agreement or any waiver on Prudential's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

         5.7 NOTICES. Unless otherwise specified herein, all notices, requests and other communications to any Party shall be in writing (including telexes, telecopies, facsimile transmissions, and similar writings) and shall be given to such Party at its address or telecopier number set forth below or such other address or telecopier number as such Party may hereafter specify for that purpose by notice to the other Parties.

                  If to Prudential:

                           Prudential Health Care Plan, Inc.
                           56 Livingston Avenue
                           Roseland, New Jersey 07068
                           Attention:  Steven J. Shulman, CEO
                           Telecopier:  (973) 716-4494

                  With a Copy to:

                           Brian Harms, Esquire
                           The Prudential Insurance Company of America
                           56 Livingston Avenue
                           Roseland, New Jersey 07068
                           Telecopier:  (973) 716-6300

                  If to the Company:

                           AMERIGROUP Corporation
                           Corporation Lane, Suite 300
                           Virginia Beach, VA 23462
                           Attention:       Jeffrey L. McWaters, CEO
                                            Stanley F. Baldwin, Esquire,
                                             Senior Vice President
                                             and General Counsel
                           Telecopier:      (757) 557-6743

                  With a Copy to:

                           Thomas C. Inglima, Esquire
                           Willcox & Savage, P.C.
                           NationsBank Center
                           Norfolk, Virginia 23510
                           Telecopier:  (757) 628-5566

         Each such notice, request or other communication shall be effective (a) if given by telecopier, when such telecommunication is transmitted and confirmation of receipt obtained, (b) if given by mail, upon receipt, or (c) if given by any other means, when delivered at the address specified in this Section.

         5.8 ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party its reasonable fees and expenses of attorneys and accountants in connection therewith.

         5.9 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         5.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Stock Restriction and Registration Rights Agreement as of the date set forth in the first paragraph hereof.

                                        AMERIGROUP CORPORATION


                                        By:
                                        Name:
                                        Title:

                                        PRUDENTIAL HEALTH CARE PLAN, INC.


                                        By:
                                        Name:
                                        Title: